Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

A&S Energie NV	Belgium
A&U Energie NV	Belgium
Aladdin Manufacturing Corporation	Delaware
Aladdin Manufacturing of Alabama, LLC	Alabama
Alsace Logistique S.A.	France
Avelgem Green Power CVBA	Belgium
B&M NV	Belgium
Balterio US, Inc.	Georgia
Baltkerama OOO	Russian Federation
BGE Mexico, S. de R. L. de C.V.	Mexico
Bienes Raices y Materiales del Centro, S. de R.L. de C.V.	Mexico
C.F. Marazzi S.A.	Luxembourg
Cevotrans BV	Netherlands
Dal Italia LLC	Delaware
Dal-Elit, LLC	Texas
Dal-Tile Chile Comercial Limitada	Chile
Dal-Tile Colombia S.A.S.	Colombia
Dal-Tile Corporation	Pennsylvania
Dal-Tile Distribution, Inc.	Delaware
Dal-Tile Group Inc.	Delaware
Dal-Tile I, LLC	Delaware
Dal-Tile Industrias, S. de R.L. de C.V.	Mexico
Dal-Tile International Inc.	Delaware
Dal-Tile Mexico Comercial S. de R.L. de C.V.	Mexico
Dal-Tile Mexico, S. de R.L. de C.V.	Mexico
Dal-Tile of Canada ULC	BC, Canada
Dal-Tile Operaciones Mexico S. De R.L. De C.V.	Mexico
Dal-Tile Perú SRL	Peru
Dal-Tile Puerto Rico, Inc.	Puerto Rico
Dal-Tile Services, Inc.	Delaware
Dal-Tile Shared Services, Inc.	Delaware
Dal-Tile Tennessee, LLC	Delaware
Dekaply NV	Belgium
DT Mex Holdings, LLC	Delaware
DTM/CM Holdings, LLC	Delaware
Dynea NV	Belgium
Emil Russia OOO	Russian Federation
Emilamerica, Inc.	Delaware
Emilceramica India Pvt Ltd.	India
Emilceramica S.r.l	Italy
Emilgermany GmbH	Germany
Emilgroup Asia Ltd	Hong Kong
Explorer S.r.l.	Italy
F.I.L.S. Investments Unlimited Company	Ireland
Flooring Industries Limited S.à r.l.	Luxembourg
Flooring XL B.V.	Netherlands
Floorscape Limited	New Zealand
Hytherm (Ireland) Limited	Ireland

Exhibit 21

Hytherm Limited	Ireland
Hytherm Sales Limited	Ireland
International Flooring Systems S.à r.l.	Luxembourg
International Vinyl Company - Vostok OOO	Russian Federation
Irkutsk-Kerama ZAO	Russian Federation
IVC BVBA	Belgium
IVC Far-East Trading (Shanghai) Co. Ltd.	China
IVC France S.à r.l.	France
IVC Green Power NV	Belgium
IVC Luxembourg S.à r.l.	Luxembourg
IVC Rus OOO	Russian Federation
IVC US, Inc.	Georgia
KAI Keramica Ltd	Greece
KAI Mining EOOD	Bulgaria
Kerama Baltics OOO	Latvia
Kerama Centr ZAO	Russian Federation
Kerama Ekaterinburg OOO	Russian Federation
Kerama Export OOO	Russian Federation
Kerama Krym OOO	Russian Federation
Kerama Marazzi OOO	Russian Federation
Kerama Nizhnii Novgorod OOO	Russian Federation
Kerama Perm OOO	Russian Federation
Kerama Sochi OOO	Russian Federation
Kerama Spb, OOO	Russian Federation
Kerama Volgograd OOO	Russian Federation
Kerama Zolotoe Koltso OOO	Russian Federation
Kerama-KMV, OOO	Russian Federation
Kerampromservis (LLC)	Ukraine
Khan Asparuh - Transport EOOD	Bulgaria
Khan Asparuh AD	Bulgaria
Khan Omurtag AD	Bulgaria
Kompaniya Don Kerama OOO	Russian Federation
Management Co EAD	Bulgaria
Marazzi Acquisition S.r.l.	Italy
Marazzi Deutschland G.m.b.H.	Germany
Marazzi Engineering S.r.l.	Italy
Marazzi France Trading S.A.S.	France
Marazzi Group F.Z.E.	United Arab Emirates
Marazzi Group S.r.l.	Italy
Marazzi Group Trading (Shanghai) Co. Ltd.	China
Marazzi Iberia S.L.U.	Spain
Marazzi Japan Co., Ltd.	Japan
Marazzi Schweiz S.A.G.L.	Switzerland
Marazzi UK Ltd.	United Kingdom
MG China Trading Ltd.	Hong Kong
Moduleo GmbH	Germany
Moduleo Limited	United Kingdom
Mohawk Assurance Services, Inc.	Georgia
Mohawk Australia Pty Ltd	Australia
Mohawk Canada Corporation	NS, Canada

Exhibit 21

Mohawk Capital Finance S.A.	Luxembourg
Mohawk Capital Luxembourg SA	Luxembourg
Mohawk Carpet Distribution, Inc.	Delaware
Mohawk Carpet Transportation Of Georgia, LLC	Delaware
Mohawk Carpet, LLC	Delaware
Mohawk Commercial, Inc.	Delaware
Mohawk ESV, Inc.	Delaware
Mohawk Europe BVBA	Belgium
Mohawk Factoring II, Inc.	Delaware
Mohawk Factoring, LLC	Delaware
Mohawk Finance S.à r.l.	Luxembourg
Mohawk Foreign Acquisitions S.à r.l.	Luxembourg
Mohawk Foreign Funding S.a.r.l	Luxembourg
Mohawk Foreign Holdings S.à r.l.	Luxembourg
Mohawk Global Investments S.à r.l.	Luxembourg
Mohawk Holdings International B.V.	Netherlands
Mohawk Industries, Inc.	Delaware
Mohawk International (Europe) S.à r.l.	Luxembourg
Mohawk International (Hong Kong) Limited	Hong Kong
Mohawk International Financing S.a.r.l	Luxembourg
Mohawk International Holdings (DE) Corporation	Delaware
Mohawk International Holdings S.à r.l.	Luxembourg
Mohawk International Luxembourg S.à r.l.	Luxembourg
Mohawk International Netherlands B.V.	Netherlands
Mohawk International Services BVBA	Belgium
Mohawk KAI Luxembourg Holding S.à r.l.	Luxembourg
Mohawk KAI Luxembourg S.à r.l.	Luxembourg
Mohawk Luxembourg Capital S.A.	Luxembourg
Mohawk Luxembourg Financing S.à r.l.	Luxembourg
Mohawk Luxembourg Holdings S.à r.l.	Luxembourg
Mohawk Luxembourg Investments S.à r.l.	Luxembourg
Mohawk Luxembourg Pacific S.à r.l.	Luxembourg
Mohawk Marazzi International BV	Netherlands
Mohawk Marazzi Russia BV	Netherlands
Mohawk New Zealand Limited	New Zealand
Mohawk Operaciones Mexicali S. de R.L. de C.V.	Mexico
Mohawk Operations Luxembourg S.à r.l.	Luxembourg
Mohawk Pacific Investments S.à r.l.	Luxembourg
Mohawk Resources, LLC	Delaware
Mohawk Servicing, LLC	Delaware
Mohawk Singapore Private Limited	Singapore
Mohawk Trading (Shanghai) Co., Ltd	China
Mohawk Unilin Luxembourg S.à r.l.	Luxembourg
Mohawk United Finance B.V.	Netherlands
Mohawk United International B.V.	Netherlands
Mohawk Vinyl Financing S.à r.l.	Luxembourg
Monarch Ceramic Tile, Inc.	Texas
MUD (Holding) Brazil Ltda.	Brazil
OKA Kerama OOO	Russian Federation
Orelshtamp OOO	Russian Federation

Exhibit 21

Pergo (Europe) AB	Sweden
Pergo Holding BV	Netherlands
Pergo India Pvt Ltd	India
PJSC Budagromekhzaptchastyna	Ukraine
PJSC Kraj Kerama	Ukraine
Polcolorit S.A.	Poland
Premium Floors Australia Pty Limited	Australia
Recubrimientos Interceramica, S. de R.L. de C.V.	Mexico
RR Apex, LLC	Delaware
S.C. KAI Ceramics SRL	Romania
Sibir Kerama OOO	Russian Federation
SimpleSolutions USA LLC	Delaware
Spano Invest BVBA	Belgium
Spano NV	Belgium
Spanolux SPRL	Belgium
Stroytrans Orelstroy ZAO	Russian Federation
Tiles Co OOD	Bulgaria
Ufa-Kerama OOO	Russian Federation
Unilin (Malaysia) Sdn. Bhd.	Malaysia
Unilin ApS	Denmark
Unilin Arauco Pisos Ltda.	Brazil
Unilin Beheer BV	Netherlands
Unilin BVBA	Belgium
Unilin Distribution Ukraine LLC	Ukraine
Unilin Distribution, Ltd.	United Kingdom
Unilin Finland OY	Finland
Unilin Flooring India Private Limited	India
Unilin Flooring SAS	France
Unilin GmbH	Germany
Unilin Holding BVBA	Belgium
Unilin Insulation BV	Netherlands
Unilin Insulation SAS	France
Unilin Insulation Sury SAS	France
Unilin North America, LLC	Delaware
Unilin Norway AS	Norway
Unilin OOO	Russian Federation
Unilin Panels SAS	France
Unilin Poland Sp.Z.o.o.	Poland
Unilin s.r.o.	Czech Republic
Unilin SAS	France
Unilin Spain SL	Spain
Volga-Kerama OOO	Russian Federation
World International, Inc.	Barbados
Xtratherm Limited	Ireland
Xtratherm S.A.	Belgium
Xtratherm UK Limited	United Kingdom
Yenisei-Kerama OOO	Russian Federation
Yugra-Kerama OOO	Russian Federation

Exhibit 21